As filed with the Securities and Exchange Commission on July 30,
1999.

                                  Registration No. 333-__________
_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549
                   ___________________________

                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                   ___________________________

                PEOPLES FINANCIAL SERVICES CORP.
     (Exact Name of Registrant as Specified in its Charter)

       Pennsylvania                       23-2391852
(State of Incorporation)     (I.R.S. Employer Identification No.)

                         50 Main Street
                  Hallstead, Pennsylvania 18822
                         (570) 879-2175
  (Address and Telephone Number of Principal Executive Offices)
                   ___________________________

                                 Copies to:
John W. Ord                      David W. Swartz, Esquire
President and Chief Executive    Stevens & Lee, P.C.
  Officer                        111 North Sixth Street
Peoples Financial Services       P.O. Box 679
  Corp.                          Reading, Pennsylvania 19603-0679
50 Main Street                   (610) 478-2000
Hallstead, Pennsylvania 18822
(570) 879-2175
(Name, Address and Telephone
 Number of Agent for Service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
                   __________________________
  <PAGE 1>
                 CALCULATION OF REGISTRATION FEE
_________________________________________________________________

Title of each                  Proposed
   class of                     maximum     Proposed
  securities      Amount       offering     aggregate     Regis-
    to be          to be       price per    offering     tration
  registered    registered      unit(1)      price        Fee
_________________________________________________________________

Common Stock,  100,000 shares    $26.50   $2,650,000.00  $736.70
$2.00 par
value
_________________________________________________________________

(1) Estimated solely for the purposes of calculating the registration fee. Computed in accordance with Rule 457(c), on the basis of the average of the closing bid and asked prices for the common stock of Peoples Financial Services Corp. in the over-the-counter market on July 27, 1999.
                       __________________

  <PAGE 2>
PROSPECTUS

                PEOPLES FINANCIAL SERVICES CORP.
                   ___________________________

         SHAREHOLDER AUTOMATIC DIVIDEND REINVESTMENT AND
                       STOCK PURCHASE PLAN
                   ___________________________

                         100,000 Shares
                   ___________________________

Peoples Financial Services Corp. is offering to holders of its common stock the opportunity to automatically reinvest dividends for the purchase of shares of Peoples common stock under this Dividend Reinvestment and Stock Purchase Plan. Peoples may also from time to time authorize the purchase of additional shares of Peoples common stock through voluntary cash payments.
                   ___________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of the proxy statement/ prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of any of the parties, and they are not insured by the Federal Deposit
Insurance Corporation, the Bank Insurance Fund or any governmental agency.

                   ___________________________


             This Prospectus is dated July 30, 1999.
  <PAGE 1>
         SHAREHOLDER AUTOMATIC DIVIDEND REINVESTMENT AND
                       STOCK PURCHASE PLAN

          The following, in a question and answer format, is the Peoples' Shareholder Automatic Dividend Reinvestment and Stock
Purchase Plan. Those holders of common stock who do not participate in the Plan will continue to receive cash dividend payments by check, if and when dividends are declared.

Purpose

1.   What is the purpose of the Plan?

          The purpose of the Plan is to provide holders of Peoples common stock with an attractive and convenient method of investing cash dividends and, from time to time as the Board of Directors of Peoples may in its discretion determine, voluntary cash payments, in additional shares of common stock. To the extent the shares are purchased directly from Peoples, Peoples will receive additional funds to be used for general corporate purposes (see "Use of Proceeds").

Advantages

2.   What are the advantages of the Plan?

     - Participants may reinvest dividends to purchase additional shares of common stock without brokerage commissions or other charges (see No. 13 below).

     - Participants will receive a detailed statement of account transactions (see No. 17 below).

     - Participants may, from time to time, as the Board of Directors of Peoples may in its sole discretion determine, purchase additional shares of common stock with voluntary cash payments (see No. 10 below).

Administration

3.   Who administers the Plan for Participants?

          American Stock Transfer & Trust Company will administer the Plan as agent (the "Agent") for Participants, and in such capacity sends statements of account to Participants and performs other duties relating to the Plan. All correspondence relating to the Plan should include your account number and should be directed to:
  <PAGE 2>
          American Stock Transfer & Trust Company
          Dividend Reinvestment Department
          40 Wall Street
          New York, New York  10005

          Telephone requests may be directed to the Agent at 1-800-278-4353 or 1-718-921-8283.

Participation

4.   Who is eligible to participate?

          All record holders of common stock are eligible to participate in the Plan. If you hold your shares in your own name, you may participate in the Plan. If you are a beneficial owner whose shares are registered in any name other than your own (e.g., in a broker's "street name" or in the name of a bank nominee), you must either make appropriate arrangements for your broker or nominee to participate in the Plan on your behalf or you must become a shareholder of record by having those shares with respect to which you wish to participate transferred into your own name.

          Shareholders residing in certain states may be ineligible to participate in the Plan if Peoples, in its sole discretion, determines that registering the Plan in such states is onerous.

5.   How does an eligible shareholder become a Participant?

          An eligible shareholder who is the record holder of common stock may join the Plan at any time by completing and signing the authorization form ("Authorization Form") included with this Prospectus and returning it to the Agent. A postage-paid envelope is provided for that purpose. An eligible beneficial owner whose shares of common stock are registered in the name of a broker or bank nominee must make arrangements to have such broker or bank nominee participate on his or her behalf.

          Authorization Forms for new Participants must be received prior to a dividend record date for eligible shareholders to reinvest the related dividend.

6. Does a shareholder have to authorize dividend reinvestment on a minimum number of shares?

          No. An eligible shareholder can authorize the reinvestment of dividends on any number of shares of common stock.
  <PAGE 3>
7. May a Participant change the number of shares subject to the Plan?

          Yes. If a Participant wishes to change the number of shares of common stock subject to the Plan, the Participant must notify the Agent in writing to that effect. Any such notification received after a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the Participant's account.

Purchases

8. What is the source for shares of common stock purchased under the Plan?

          Plan shares will be purchased, at Peoples' discretion, either directly from Peoples or on the open market, or by a combination of the foregoing. Shares purchased from Peoples will be authorized, but unissued shares of common stock or common stock held in treasury.

9. When and how will shares of common stock be purchased under the Plan?

          In the event the Agent purchases shares of common stock from Peoples, dividends will be reinvested on the dividend payment date. In the event the Agent purchases shares of common stock on the open market, dividends will be reinvested at such times as the Agent may determine within thirty (30) days after the dividend payment date or such later date as may be necessary or advisable under any applicable securities or other laws.

          In the event that the Board of Directors at any time authorizes the purchase of shares of common stock with voluntary cash payments, any voluntary cash payment received by the Agent no later than the second business day prior to a dividend payment date will be applied to the purchase of common stock on or as soon as practicable after such dividend payment date at a price determined in accordance with the provisions of the Plan. Any voluntary cash payment received after the second business day prior to a dividend payment date will be applied to the purchase of common stock on or as soon as practicable after the next following dividend payment date. No interest will be paid on voluntary cash payments. As of the date of this prospectus, the Board of Directors has not authorized the purchase of additional shares through voluntary cash payments.

10. At what price will shares of common stock be purchased under the Plan?

          The price of shares of common stock purchased with reinvested cash dividends and voluntary cash payments, if any, will be the market price of the common stock. For shares acquired directly from Peoples, the market price of the common stock for purposes of this Plan is the average of the mean
<PAGE 4> between the closing bid and asked quotations for a share of common stock on the dividend payment date as reported by securities brokers or dealers then making a market in shares of common stock. For shares acquired in the open market, the market price of the common stock is the weighted average of the price actually paid for such shares purchased by the Agent.

11. How many shares of common stock will be purchased for Participants?

          The number of shares that will be purchased for each Participant will depend on the amount of dividends to be reinvested and the amount of voluntary cash payments, if any, in a Participant's account and the applicable purchase price of the common stock (see No. 10 above). Each Participant's account will be credited with that number of shares, including any fractional interest computed to three decimal places, equal to the total amount to be invested divided by the applicable purchase price as described in the response to Question No. 10 above.

12. Will dividends on shares held in a Participant's account be used to purchase additional shares under the Plan?

          Yes. All dividends on shares held in a Participant's account will be automatically reinvested in additional shares of common stock.

13. Are there any expenses to Participants in connection with purchases under the Plan?

          No. Participants will incur no brokerage commissions or other charges for purchases made under the Plan.

Voluntary Cash Payments

14.  Who will be eligible to make voluntary cash payments?

          The Board of Directors may from time to time authorize the purchase of shares of common stock with voluntary cash payments. Voluntary cash payments are not authorized as of the date of this Prospectus.

          All holders of common stock who elect to have dividends reinvested in accordance with provisions of the Plan may, from time to time, as the Board of Directors of Peoples in its discretion determines, elect to make voluntary cash payments. Participants may from time to time be permitted to purchase shares of the common stock with voluntary cash payments under the Plan on a quarterly basis as described in No. 9 above.
  <PAGE 5>
15.  Will there be any limitations on voluntary cash payments?

          In the event that the Board of Directors at any time authorizes the purchase of shares of common stock with voluntary cash payments, the Board may place requirements or limitations on the minimum or maximum amount of voluntary cash payments that shareholders can make in any quarter. Voluntary cash payments must be made in U.S. currency. Peoples reserves the right in its sole discretion to determine whether voluntary cash payments are made on behalf of a particular Participant.

16.  How will the voluntary cash payment option work?

          In the event that the Board of Directors at any time authorizes the purchase of shares of common stock with voluntary cash payments, a voluntary cash payment may be made by forwarding a check or money order to the Agent with a payment form which will be provided to Participants. Checks and money orders should include the Participant's account number.

          Any voluntary cash payment received after the second business day prior to a dividend payment date for a quarterly cash dividend (see No. 9 above) will be applied to the purchase of shares of common stock on or as soon as practicable after the next following dividend payment date at a price determined in accordance with provisions of the Plan (see Nos. 10 and 11 above).

Reports to Participants

17. What kind of reports will be sent to Participants in the Plan?

          A statement of account transactions will be mailed to each Participant within approximately ten (10) days after the dividend payment date or the date a voluntary cash contribution is invested, as the case may be (see No. 9 above). These statements will provide a record of cost information and should be retained for tax purposes. Each Participant will also receive copies of Peoples' annual and quarterly reports to shareholders, proxy statements and information for income tax reporting purposes.

Share Certificates

18. Will certificates be issued for shares of common stock purchased under the Plan?

          Unless requested by a Participant, certificates for shares of common stock purchased under the Plan will not be issued. The number of shares credited to a Participant's account under the Plan will be shown on his statement of account. This safekeeping feature protects against loss, theft or destruction of stock certificates. Certificates will be issued for shares withdrawn from the Plan (see No. 20 below). <PAGE 6>

19. In whose name will certificates be registered when issued to Participants?

          All shares of common stock purchased by the Agent pursuant to the Plan, including any fractions of a whole share, will be registered in the name of the Agent or its nominee as agent for each Participant. Shares of common stock purchased by the Agent on behalf of each Participant will be credited to such Participant's account on the books and records of the Plan, which books and records will be maintained at all times by the Agent.

Withdrawal of Shares in Plan Accounts

20. How may a Participant withdraw shares purchased under the Plan?

          A Participant may withdraw from the Plan in whole or in part at any time by giving the Agent written notice thereof, but any such notice received by the Agent later than three (3) days prior to a record date shall not be effective until dividends paid for such record date have been credited to such Participant's account. Upon withdrawal, certificates for the number of whole shares specified in the Participant's notice and credited to a Participant's account under the Plan will be issued to such Participant and, in the event of a total or partial withdrawal, a cash payment will be made for any fraction of a whole share credited to such Participant's account (based upon the market price per share of the common stock on the date the withdrawal request is received, or the last prior trading day).
A Participant who withdraws from participation in the Plan shall again have the right to participate in the Plan, provided such Participant meets the eligibility requirements of the Plan and makes the designation and authorization required by the Plan (see Nos. 4 and 5 above).

          If a Participant disposes of all the shares registered in such Participant's name that are enrolled in the Plan, the Agent will, until otherwise notified, continue to reinvest the dividends on the shares of common stock held in such Participant's account.

Federal Tax Information

21. What are the federal income tax consequences of participation in the Plan?

          Reinvestment Dividends. In the case of reinvested dividends, when shares are acquired for a Participant's account directly from Peoples, the Participant must include in gross income a dividend equal to the number of shares purchased with reinvested dividends multiplied by the fair market value of the common stock on the relevant dividend payment date. The Participant's basis in such shares will also equal the fair market value of the shares on the relevant dividend payment date.
  <PAGE 7>
          Alternatively, when shares are purchased for a Participant's account on the open market with reinvested dividends, a Participant must include in gross income a dividend equal to the actual price of the shares plus that portion of any brokerage commissions paid by Peoples which are attributable to the purchase of the Participant's shares. The Participant's basis in shares held for his or her account will be equal to the purchase price for the shares plus allocable brokerage commissions.

          Voluntary Cash Payments. In the case of shares purchased on the open market with voluntary cash payments, Participants will be in receipt of a dividend to the extent of any brokerage commissions paid by Peoples. A Participant's basis in shares acquired with optional cash payments will be equal to the cost of the shares plus an allocable share of any brokerage commissions.

          Additional Information. The holding period for shares acquired pursuant to the Plan will begin the day after the date the shares are acquired. In the case of any shareholder as to whom federal income tax withholding on dividends is required and in the case of a foreign shareholder whose taxable income under the Plan is subject to federal income tax withholding, Peoples will reinvest dividends net of the required amount of tax withheld.

          Participants should consult their own tax advisors as to the tax consequences of account transactions. Certain tax information will be provided to Participants by Peoples (see
No. 17 above).

Other Information

22. What happens if Peoples declares a stock dividend, effects a stock split or has a rights offering with respect to common stock?

          Any shares resulting from a stock dividend or stock split with respect to the common stock (whole shares and any fractional interest) in a Participant's account will be credited to such account. The basis for any rights offering will include the shares of common stock and any fractional interest credited to a Participant's account.

23. How will the shares credited to a Participant's account be voted at a meeting of the shareholders?

          If on a record date for a meeting of shareholders there are shares credited to a Participant's account under the Plan, such Participant will be sent proxy materials for such meeting.
A Participant will be entitled to one vote for each share of common stock credited to the Participant's account. The Participant may vote by proxy or in person at any such meeting.
  <PAGE 8>
24.  What is the responsibility of the Agent?

          The Agent receives the Participants' dividend payments and voluntary cash payments, invests such amounts in additional shares of common stock, maintains continuing records of each Participant's account, and advises Participants as to all transactions in and the status of their accounts. The Agent acts in the capacity of agent for the Participants.

          All notices from the Agent to a Participant will be addressed to the Participant at his last address of record with the Agent. The mailing of a notice to a Participant's last address of record will satisfy the Agent's duty of giving notice to such Participant. Therefore, Participants must promptly notify the Agent of any change of address.

          The Agent, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim for liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death or modifying, suspending or terminating participation by a shareholder who Peoples determines is using the Plan for purposes inconsistent with the intended purposes of the Plan. Neither the Agent nor Peoples shall have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan.

          All transactions in connection with the Plan shall be governed by the laws of the Commonwealth of Pennsylvania.

25.  May the Plan be modified or discontinued?

          Peoples reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan. Participants will receive prior notice of any such suspension, termination or modification. In addition, Peoples and the Agent may adopt reasonable procedures for the administration of the Plan.

DGA  May a Participant pledge shares purchased under the Plan?

          No. A Participant who wishes to pledge shares credited to his account must request the withdrawal of such shares in accordance with the procedures outlined in response to Question
No. 20 above.

                         USE OF PROCEEDS

          The proceeds from the sale of common stock offered pursuant to the Plan will be used for general corporate purposes, including, without limitation, investments in and advances to Peoples' banking subsidiary.
  <PAGE 9>
              DESCRIPTION OF PEOPLES' CAPITAL STOCK

          The following is a summary of the material provisions of Peoples' Articles of Incorporation and Bylaws relating to the common stock and certain provisions of Pennsylvania law.

General

          Peoples is authorized to issue 12,500,000 shares of common stock, $2.00 par value. As of April 1, 1999, 2,174,585 shares of common stock were issued and outstanding.

Common Stock

     Voting Rights

          Each share of the common stock will have the same relative rights and will be identical in all respects with every other share of the common stock. The holders of the common stock will possess exclusive voting rights in Peoples. Each holder of shares of the common stock will be entitled to one vote for each share held of record on all matters submitted to a vote of holders of shares of the common stock. Holders of common stock will not be entitled to cumulate their votes for election of directors.

     Dividends

          Peoples may, from time to time, declare dividends to the holders of common stock, who will be entitled to share equally in any such dividends.

     Liquidation

          In the event of liquidation, dissolution or winding-up of Peoples, whether voluntary or involuntary, holders of Peoples' common stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after payment of any liquidation preferences of any outstanding preferred stock.

     Other Characteristics

          Holders of the common stock will not have preemptive rights with respect to any additional shares of common stock that may be issued. The common stock is not subject to call for redemption, and the outstanding shares of common stock, when issued and upon receipt by Peoples of the full purchase price therefor, will be fully paid and nonassessable.
  <PAGE 10>
Provisions That Could Discourage Hostile Acquisitions of Control

          Peoples' Articles of Incorporation provide that any merger, consolidation, sale of assets or similar transaction involving Peoples and any other entity or person, and any liquidation or dissolution of Peoples, will require the affirmative vote of holders of at least 75% of Peoples' outstanding voting stock. Peoples' Articles provide, however, that any such transaction will require approval by the affirmative vote of holders of a majority of the outstanding voting stock of Peoples if such transaction is approved in advance by 66-2/3% of the Board of Directors of Peoples. Thus, if a transaction is approved by 66-2/3% of the Board, a majority vote of the shareholders is necessary to approve the transaction, but if the Board does not approve the transaction, a 75% shareholder approval requirement will apply.

          Peoples' Bylaws vest the authority to make, alter, amend, or repeal the Bylaws of Peoples in the holders of 75% of Peoples' common stock or in the Board of Directors, acting by a majority vote except with respect to alteration, amendment or repeal of the By-law provision providing for a "classified" Board of Directors which would require the vote of at least 75% of the members of the Board of Directors. The right of the Board to make, alter, repeal or amend the Bylaws is always subject to the right of holders of at least 75% of Peoples' voting stock to change such action.

          The Bylaws of Peoples provide for a "classified" Board of Directors of between five (5) and twenty-five (25) members, which number is fixed by the Board of Directors, divided into three classes, serving for terms of three years each. In the event of a Board vacancy, the Bylaws provide that the sole power to fill such vacancy is vested in Peoples' Board of Directors, and any such new director shall serve out the full term of the former director. The election of directors for staggered terms significantly extends the time required to make any change in control of Peoples' Board of Directors and may tend to discourage any surprise and hostile takeover bid for control of Peoples.
The staggered terms also have the effect of increasing the number of votes required to elect a director. Under Peoples' Bylaws, it will take at least two annual meetings for holders of a majority of Peoples' voting securities to make a change in control of Peoples' Board because only a minority (approximately one-third) of the directors will be elected at such meeting. In addition, because certain actions require more than majority approval of the Board, as described herein, it may take as many as three annual meetings for a controlling block of Peoples' shareholders to obtain complete control of the Board, and thereby of Peoples' management.

          The Pennsylvania Business Corporation Law provides that the Articles of Incorporation of a Pennsylvania corporation (such as Peoples) may be amended by the affirmative vote of a majority of the votes cast at a meeting at which a quorum of shareholders
<PAGE 11> is present, except as otherwise provided by such
corporation's articles of incorporation. Peoples' Articles of Incorporation, however, provide that the provisions requiring a supermajority vote in the event of a proposed merger, sale of assets, liquidation or other similar transaction and the provision permitting the Board to consider noneconomic factors in a tender or other acquisition offer for Peoples' securities can only be amended by an affirmative vote of holders of at least 75% of the outstanding voting stock of Peoples unless approved by the affirmative vote of 66-2/3% or more of the members of the Board of Directors in which case only majority shareholder approval is required.

          The Pennsylvania BCL contains certain provisions applicable to Peoples that may have the effect of impeding a change in control of Peoples. These provision

          - require that, following any acquisition by any person or group of 20% of a public corporation's voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the "fair value" of their shares, including an increment representing a proportion of any value payable for acquisition of control of the corporation;

          - prohibit, for five years after an interested shareholder's acquisition date, a "business combination" (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets having a minimum specified aggregate value or representing a minimum specified percentage earning power or net income of the corporation) with a shareholder or group of shareholders beneficially owning 20% or more of a public corporation's voting power;

          - prevents a person or entity acquiring different levels of voting power (20%, 33 1/3% and 50%) from voting any shares in excess of the applicable threshold unless "disinterested shareholders" approve such voting rights; and

          - requires any person or group that publicly announces that it may acquire control of the corporation, or that acquires or publicly discloses an intent to acquire 20% or more of the voting power of the corporation; to disgorge to the corporation any profits it receives from sales of the corporation's equity securities purchased over the prior 18 months.
  <PAGE 12>
            INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provisions of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          The Bylaws of Peoples provide for (1) indemnification of directors, officers, employees and agents of Peoples and its subsidiaries and (2) the elimination of a director's liability for monetary damages, each to the fullest extent permitted by Pennsylvania law. Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a Bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Peoples' shareholders approved Bylaw amendments adopting these provisions at the 1987 Annual Meeting of Shareholders.

                          LEGAL MATTERS

          The validity of the shares offered hereby will be passed upon for Peoples by Stevens & Lee, P.C., Reading,
Pennsylvania.

                             EXPERTS

          The consolidated financial statements and financial statement schedules of Peoples incorporated in this Prospectus and the Registration Statement by reference have been audited by Prociak & Associates, LLC, independent accountants, to the extent and for the periods as indicated in their report and are incorporated herein by reference in reliance upon such report and
<PAGE 13> upon the authority of such firm as experts in
accounting and auditing.

                 WHERE YOU FIND MORE INFORMATION

          Peoples is subject to the information requirements of the Securities Exchange Act of 1934 and files reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements and other information. Peoples files at the Securities and Exchange Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Securities and Exchange Commission's Regional Offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Peoples' Securities and Exchange commission filings are also available on the Securities and Exchange commission's Internet site at http://www.sec.gov.

          Peoples has filed a registration statement to register under the Securities Act of 1933 the common stock offered by this prospectus. This prospectus does not contain all the information included in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission.

          Some of the information that you may want to consider is not physically included in this prospectus, but rather is "incorporated by reference" to documents that have been filed by Peoples with the Securities and Exchange commission. The information filed Peoples (File No. 000-83263) that is incorporated by reference consists of:

          -- Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

          -- Peoples' Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

          --  Peoples Current Reports on Form 8-K filed
February 17, 1999, April 15, 1999 and May 5, 1999.

          -- The description of Peoples' common stock contained in Peoples' Registration Statement on Form 10 filed with the Commission on March 4, 1998 and amended on June 3, 1998.

          All documents subsequently filed by Peoples pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of common stock covered by this prospectus, are incorporated by reference into this prospectus and be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein will be deemed to be modified or superseded for
<PAGE 14> purposes of this prospectus to the extent that a
statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes or is contrary to the prior statement.

          Peoples will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated herein by reference (other than exhibits to such documents). Requests should be directed to:

          Peoples Financial Services Corp.
          50 Main Street
          Hallstead, Pennsylvania 18822
          Attention:  Investor Relations

          Telephone requests may be directed to Peoples at
(570) 879-2175.
  <PAGE 15>
                             PART II

           INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

          SEC Registration Fee                  $  737
          Legal Expenses                         3,500*
          Printing Costs                         1,500*
          Miscellaneous                            500*
          Total                                 $6,237*

          *Estimated

Item 15.  Indemnification of Directors

          Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provisions of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          The bylaws of Peoples provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

          Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Peoples.

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the directors, officers and controlling persons of Peoples pursuant to the foregoing provisions, or otherwise, Peoples has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.
  <PAGE 16>
Item 16.  Exhibits

The following exhibits are included with this Registration
Statement:

     4.1  Articles of Incorporation of Peoples Financial Services
          Corp. (incorporated herein by reference to Exhibit 3.1 of the Registration Statement on Form 10 of the Registrant filed on March 4, 1998).

     4.2  Bylaws of Peoples Financial Services Corp.
          (incorporated herein by reference to Exhibit 32 of the Registration Statement Form 10 of the Registrant filed on March 4, 1998).

     5.1 Opinion of Stevens & Lee re: legality of common stock being registered.

     23.1 Consent of Stevens & Lee (included at Exhibit 5.1 of this Registration Statement).

     23.2 Consent of Prociak & Associates, LLC.

     24.1 Power of Attorney (included on signature page).

Item 17.  Undertakings

          The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          The undersigned Registrant undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned Registrant undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration
<PAGE 17> statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
  <PAGE 18>
                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hallstead, the Commonwealth of Pennsylvania, as of this 29th day of April, 1999.

                              PEOPLES FINANCIAL SERVICES CORP.

                              By /s/ John W. Ord
                                   John W. Ord
                                   President and Chief Executive
                                   Officer


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Ord, David W. Swartz, Esquire, and Joseph M. Harenza, Esquire, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitute and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities as of the dates indicated.

Signature                         Title                     Date

/s/ John W. Ord              President and             April 29, 1999
John W. Ord                  Chief Executive
                             Officer and
                             Director
                             (Principal
                             Executive Officer)


/s/ Carl F. Pease            Chairman and              April 29, 1999
Carl F. Pease                Director
<PAGE 19>

/s/ Gerald R. Pennay         Director                  April 29, 1999
Gerald R. Pennay

/s/ Virginia M. Turner       Director                  April 29, 1999
Virginia M. Turner

/s/ Thomas F. Chamberlain    Director                  April 29, 1999
Thomas F. Chamberlain

/s/ Jack M. Norris           Director                  April 29, 1999
Jack M. Norris

/s/ George H. Stover, Jr.    Director                  April 29, 1999
George H. Stover, Jr.

/s/ William S. Crock         Director                  April 29, 1999
William S. Crock

/s/ Debra E. Dissinger       Executive Vice            April 29, 1999
Debra E. Dissinger           President (Principal
                             Financial and
                             Accounting Officer)
<PAGE 20>

                             EXHIBIT INDEX


No.                Description

5.1 Opinion of Stevens & Lee re: legality of common stock being registered.

23.1 Consent of Stevens & Lee (included at Exhibit 5.1 of this Registration Statement).

23.2      Consent of Prociak & Associates, LLC.
<PAGE 21>